UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2019

TECNOGLASS INC.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-35436	98-1271120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Avenida Circunvalar a 100 mts de la Via 40 Barrio Las Flores, Barranquilla Colombia
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (57)(5)3734000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On May 2, 2019, Tecnoglass Inc. (the “Company”) entered into a five-year $30 million Senior Secured Credit Agreement (“Credit Agreement”) with Banco de Crédito del Perú and Banco Sabadell (collectively, the “Lenders”).

Borrowings under the facility will bear interest at a rate of LIBOR plus 2.95%. Borrowings under the facility will be used to retire other short-term facilities of the Company and its subsidiaries with higher interest rates.

Amounts due under the Credit Agreement are secured by certain assets of the Company.

The Company has made certain representations and warranties to the Lenders in the Credit Agreement that are customary for credit arrangements of this type. The Credit Agreement also contains certain affirmative and negative covenants and financial covenants that are typical in such agreements.

The foregoing is a summary of certain of the provisions of the Credit Agreement and is qualified in its entirety by reference to the full text thereof, which will be filed as an exhibit in a future periodic report of the Company. Readers should review the Credit Agreement for a more complete understanding of the terms and conditions associated with the credit transaction.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2019	TECNOGLASS INC.

	By:	/s/ Jose M. Daes
Jose M. Daes
Chief Executive Officer

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